UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2018

STANDARD AVB FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-215069	27-3100949
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2640 Monroeville Boulevard, Monroeville, Pennsylvania	15146
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (412) 856-0363

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 22, 2018, the 2018 Annual Meeting of Shareholders of Standard AVB Financial Corp. (the “Company”) was duly held at the Doubletree Hotel Pittsburgh/Monroeville Convention Center, 101 Mall Boulevard, Monroeville, Pennsylvania at 9:00 a.m., local time (the “2018 Annual Meeting”). The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement dated April 16, 2018. The Company’s Board of Directors unanimously recommended a vote “FOR” the election of four directors and “FOR” the ratification of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

All proposals were approved and the final results of the shareholder votes are shown below. There was no other business transacted at the 2018 Annual Meeting.

Proposal 1 – Election of Directors

The shareholders elected each nominee to serve as a director for a term of three years.

	For	Withheld	Broker-Non Votes
Andrew W. Hasley	3,263,981	61,444	920,042
Thomas J. Rennie	3,113,267	212,158	920,042
R. Craig Thomasmeyer	3,133,778	191,647	920,042
Timothy K. Zimmerman	3,123,464	201,961	920,042

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders approved the ratification of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for fiscal year 2018.

For	Against	Abstain
4,140,745	77,627	27,095

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD AVB FINANCIAL CORP.

DATE: May 23, 2018	By:	/s/ Timothy K. Zimmerman
Timothy K. Zimmerman
Chief Executive Officer